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                                DECLARATION OF TRUST
                                         OF
                             MEDIAONE FINANCE TRUST III

                                 October 5, 1998


         DECLARATION OF TRUST ("Declaration") dated and effective as of October 5, 1998 by the undersigned trustees (together with all other Persons (as defined herein) from time to time duly appointed and serving as trustees in accordance with the provisions of this Declaration, the "Trustees"), the Parent (as defined herein) as trust sponsor (the "Sponsor"), and by the holders, from time to time, of undivided beneficial interests in the Trust (as defined herein) to be issued pursuant to this Declaration;

         WHEREAS, the Trustees and the Sponsor desire to establish a trust (the "Trust") pursuant to the Delaware Business Trust Act (as defined herein) for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in certain Debentures (as defined herein) of the Debenture Issuer (as defined herein) and the Debenture Guarantees (as defined herein) of the Parent endorsed thereon; and

         NOW, THEREFORE, it being the intention of the parties hereto that the Trust constitute a business trust under the Delaware Business Trust Act and that this Declaration constitute the governing instrument of such business trust, the Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the holders, from time to time, of the securities representing undivided beneficial interests issued hereunder, subject to the provisions of this Declaration.


                                     ARTICLE I
                                    DEFINITIONS

SECTION 1.1  DEFINITIONS.

        (a) Capitalized terms used in this Declaration but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

        (b) a term defined anywhere in this Declaration has the same meaning throughout;

        (c) all references to "the Declaration" or "this Declaration" are to this Declaration of Trust as modified, supplemented or amended from time to time;

        (d) all references in this Declaration to Articles and Sections and Exhibits are to Articles and Sections of and Exhibits to this Declaration unless otherwise specified; and

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        (e)  a reference to the singular includes the plural and vice versa.

             "AFFILIATE" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended.

             "BUSINESS DAY" means any day other than a day on which banking institutions in New York, New York are authorized or required by law to close.

             "COMMON SECURITY" means a security representing an undivided beneficial interest in the assets of the Trust with such terms as may be set out in any amendment to this Declaration.

             "COVERED PERSON" means any employee or agent of the Trust or its Affiliates.

             "DEBENTURE GUARANTEE" means the guarantee by the Parent of the Debentures to be issued by the Debenture Issuer.

             "DEBENTURE ISSUER" means MediaOne Group Funding, Inc., a Delaware corporation.

             "DEBENTURES" means the series of Debentures to be issued by the Debenture Issuer.

             "DELAWARE BUSINESS TRUST ACT" means Chapter 38 of Title 12 of the Delaware Code, 12 DEL. CODE Section 3801 ET SEQ., as it may be amended from time to time.

             "DELAWARE TRUSTEE" has the meaning set forth in Section 3.1.

             "INDEMNIFIED PERSON" means any Trustee, any Affiliate of any Trustee or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Trustee or any employee or agent of the Trust or its Affiliates.

             "PARENT" means, MediaOne Group, Inc., a Delaware corporation.

             "PERSON" means any individual, joint venture, partnership, corporation, association, joint stock company, limited liability company, trust, unincorporated organization or other entity.

             "PREFERRED SECURITY" means a security representing an undivided beneficial interest in the assets of the Trust with such terms as may be set out in any amendment to this Declaration.

             "REGULAR TRUSTEE" means any Trustee other than the Delaware
Trustee.

             "SECURITIES" means the Common Securities and the Preferred Securities.

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             "SPONSOR" means the Parent in its capacity as Sponsor of the
Trust.

             "TRUSTEE" or "TRUSTEES" means each Person who has signed the Declaration as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and servicing as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.


                                     ARTICLE II
                                    ORGANIZATION

SECTION 2.1  NAME.

             The Trust created by this Declaration is named "MediaOne Finance Trust III." The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Regular Trustees.

SECTION 2.2  OFFICE.

             The address of the principal office of the Trust is 188 Inverness Drive West, Englewood, Colorado 80112. At any time, the Regular Trustees may designate another principal office.

SECTION 2.3  PURPOSE.

             The exclusive purposes and functions of the Trust are (a) to issue and sell Securities and use the proceeds from such sale to acquire the Debentures and the Debenture Guarantees endorsed thereon, and (b) except as otherwise limited herein, to engage in only those other activities necessary or incidental thereto. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments or, other than as permitted herein, pledge any of its assets.

SECTION 2.4  AUTHORITY.

             Subject to the limitations provided in this Declaration, the Regular Trustees shall have exclusive and complete authority to carry out the purposes of the Trust. An action taken by the Regular Trustees in accordance with their powers shall constitute the act of and serve to bind the Trust.
In dealing with the Regular Trustees acting on behalf of the Trust, no person shall be required to inquire into the authority of the Regular Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Regular Trustees as set forth in this Declaration.

SECTION 2.5  TITLE TO PROPERTY OF THE TRUST.

             Legal title to all assets of the Trust shall be vested in the Trust.

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SECTION 2.6  POWERS OF THE TRUSTEES.

             The Regular Trustees shall have the exclusive power and authority to cause the Trust to engage in the following activities:

        (a) to issue and sell Preferred Securities and Common Securities in accordance with this Declaration and, in connection with such issue and sale, to cause the Trust to file with the Securities and Exchange Commission a registration statement on Form S-3 in relation to the Preferred Securities, including any amendments thereto; provided, however, that the Trust may issue no more than one series of Preferred Securities and no more than one series of Common Securities;

        (b) employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and provide for reasonable compensation for such services;

        (c) to incur expenses which are necessary or incidental to carry out any of the purposes of the Declaration;

        (d) execute and enter into a Dealer Manager Agreement or Underwriting Agreement in connection with the issuance of Preferred Securities; and

        (e) execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing.

SECTION 2.7  FILING OF CERTIFICATE OF TRUST.

             On or after the date of execution of this Declaration, the Trustees shall cause the filing of the Certificate of Trust for the Trust in the form attached hereto as Exhibit A with the Secretary of State of the State of Delaware.

SECTION 2.8  DURATION OF TRUST.

             The Trust, absent termination pursuant to the provisions of
Section 5.2, shall have existence for 55 years from the date hereof.


                                    ARTICLE III
                                      TRUSTEES

SECTION 3.1  TRUSTEES.

             The number of Trustees shall initially be four (4), and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor. The Sponsor is entitled to appoint or remove without cause any Trustee at any

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time; PROVIDED, HOWEVER, that the number of Trustees shall in no event be less than four (4); and PROVIDED FURTHER that one Trustee, in the case of a natural person, shall be a person who is a resident of the State of Delaware or which, if not a natural person, has its principal place of business in the State of Delaware (the "Delaware Trustee"). Except as expressly set forth in this Declaration, any power of the Regular Trustees may be exercised by, or with the consent of, a majority of the Regular Trustees.

             The initial Regular Trustees shall be:

                    Constance P. Campbell
                    188 Inverness Drive West
                    Englewood, Colorado 80112

                    Stephen E. Brilz
                    5613 DTC Parkway
                    Englewood, Colorado 80155

                    Rahn K. Porter
                    188 Inverness Drive West
                    Englewood, Colorado 80112

             The initial Delaware Trustee shall be:

                   First Chicago Delaware Inc.
                   300 King Street
                   Wilmington, Delaware  19801

SECTION 3.2  DELAWARE TRUSTEE

             Notwithstanding any other provision of this Declaration, the Delaware Trustee shall not be entitled to exercise any of the powers, nor shall the Delaware Trustee have any of the responsibilities described in this Declaration of the Regular Trustees. The Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act.

SECTION 3.3  EXECUTION OF DOCUMENTS

             (a) Any two Regular Trustees are authorized to execute on behalf of the Trust the Registration Statement referred to in Section 2.6(a) and any amendments thereto and any other documents that the Regular Trustees have the power and authority to execute pursuant to Section 2.6; and

             (b) a Regular Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purposes of signing the Registration Statement referred to in Section 2.6(a) and any amendment thereto or making any other governmental filing.

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                                     ARTICLE IV
                             LIMITATION OF LIABILITY OF
                     HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

SECTION 4.1  LIABILITY.

        (a) Except as expressly set forth in this Declaration, the Sponsor shall not be:

             (i) personally liable for the return of any portion of the capital contributions (or any return thereon) of the holders of the Securities which shall be made solely from assets of the Trust; and

             (ii) the Sponsor shall not be required to pay to the Trust or to any holder of Securities any deficit upon dissolution or otherwise

        (b) the Sponsor shall be liable for all debts and obligations of the Trust (other than with respect to the Securities) to the extent not satisfied out of the Trust's assets.

SECTION 4.2  EXCULPATION.

             (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions; and

             (b) an Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Securities might properly be paid.

SECTION 4.3  FIDUCIARY DUTY.

        (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Declaration shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Declaration. The

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provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person;

        (b)  unless otherwise expressly provided herein:

             (i) whenever a conflict of interest exists or arises between Covered Persons; or

             (ii) whenever this Declaration or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any holder of Securities, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise; and

        (c) whenever in this Declaration an Indemnified Person is permitted or required to make a decision:

             (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

             (ii)  in its "good faith" or under another express standard,

the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.

SECTION 4.4  INDEMNIFICATION.

             (a) To the fullest extent permitted by applicable law, the Sponsor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Declaration, except that no Indemnified Person shall be entitled to be

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indemnified in respect of any loss, damage or claim incurred by such
Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; and

             (b) to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Sponsor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Sponsor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 4.4(a).

SECTION 4.5  OUTSIDE BUSINESSES.

             Any Covered Person and the Delaware Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the holders of Securities shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. No Covered Person or the Delaware Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person and the Delaware Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity.


                                     ARTICLE V
                       AMENDMENTS, TERMINATION, MISCELLANEOUS

SECTION 5.1  AMENDMENTS.

             At any time before the issue of any Securities, this Declaration may be amended by, and only by, a written instrument executed by all of the Regular Trustees and the Sponsor; provided no amendment may alter or affect the Delaware Trustee's rights or duties hereunder without the Delaware Trustee's prior written consent.

SECTION 5.2  TERMINATION OF TRUST.

        (a)  The Trust shall terminate and be of no further force or effect:

             (i)   upon the bankruptcy of the Sponsor or the Debenture Issuer;

             (ii) upon the filing of a certificate of dissolution or its equivalent with respect to the Sponsor or the Debenture Issuer or the revocation of the Sponsor or the Debenture Issuer's charter or of the Trust's certificate of trust;

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             (iii) upon the entry of a decree of judicial dissolution of the Sponsor, the Debenture Issuer or the Trust; and

             (iv) before the issue of any Securities, with the consent of all of the Regular Trustees and the Sponsor; and

        (b) as soon as is practicable after the occurrence of an event referred to in Section 5.2(a), the Trustees shall file a certificate of cancellation with the Secretary of State of the State of Delaware.

SECTION 5.3  GOVERNING LAW.

             This Declaration and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

SECTION 5.4  HEADINGS.

             Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.

SECTION 5.5  PARTIAL ENFORCEABILITY.

             If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

SECTION 5.6  COUNTERPARTS.

             This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the Trustees to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

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IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.

Constance P. Campbell
As Trustee

/s/ Constance P. Campbell
-----------------------------


Stephen E. Brilz
As Trustee

/s/ Stephen E. Brilz
-----------------------------


Rahn K. Porter
As Trustee

/s/ Rahn K. Porter
-----------------------------


First Chicago Delaware Inc.
As Trustee

By: /s/ Steven M. Wagner
   --------------------------
Name: Steven M. Wagner
Title: Vice President


MediaOne Group, Inc.
As Sponsor

By: /s/ Stephen E. Brilz
   --------------------------
Name:  Stephen E. Brilz
Title: Assistant Secretary

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                                     EXHIBIT A

                                CERTIFICATE OF TRUST

                                         OF

                             MEDIAONE FINANCE TRUST III

         This Certificate of Trust of MediaOne Finance Trust III (the "Trust"), dated October ___, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 DEL. C. Sections 3801 ET SEQ.).

         1. NAME. The name of the business trust being formed hereby is MediaOne Finance Trust III.

         2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801.

         3. EFFECTIVE DATE. This Certificate of Trust shall be effective as of its filing.

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         IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                                        Constance P. Campbell
                                        As Trustee


                                        ----------------------------------



                                        Stephen E. Brilz
                                        As Trustee


                                        ----------------------------------



                                        Rahn K. Porter
                                        As Trustee


                                        ----------------------------------



                                        First Chicago Delaware Inc.
                                        As Trustee

                                        By:
                                           -------------------------------
                                        Name:
                                        Title:

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